UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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UNICO AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding Unico American Corporation’s
Annual Meeting of STOCKHOLDERS to be Held on May 28, 2020

Unico American Corporation (the “Company”) issued the following press release on May 18, 2020, which relates to its proxy statement dated April 27, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at its annual meeting of stockholders to be held on Thursday, May 28, 2020.

This supplement is being filed with the Securities and Exchange Commission and made available to stockholders on May 19, 2020. This supplement should be read in conjunction with the Company’s proxy statement dated April 27, 2020.

UNICO AMERICAN CORPORATION

26050 Mureau Road

Calabasas, CA 91302

_____________________

Unico American Corporation to Hold Its Annual Meeting of Stockholders
Solely by Remote Communication

Calabasas, CA, May 18, 2020 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” or the “Company”), announced today that, due to restrictions to the COVID-19 situation and in an effort to protect the health and safety of its stockholders, directors and employees, the Company’s 2020 Annual Stockholders Meeting will be held by means of remote communication only. The Annual Meeting will continue to be held on Thursday, May 28, 2020 at 2:00 p.m., Pacific Time, as previously announced, but will now be held in a virtual meeting format, rather than in person. The meeting will be available for access at the designated time via the Internet at https://www.issuerdirect.com/virtual-event/unam. Access to the website will begin at 1:45 p.m. Pacific Time on May 28, 2020. The Company encourages the stockholders to access the meeting prior to the meeting start time.

To be admitted to the Annual Meeting, the Company’s stockholders of record on April 22, 2020 must obtain a “control ID.” Registered stockholders may obtain the control ID before Wednesday, May 27, 2020, 4 p.m. Pacific Time, by calling the Company’s Secretary at 818-591-9800, extension 608. To confirm their identity, the registered stockholders will need to provide their name, address and number of shares of the Company’s common stock they own. Beneficial owners of common stock (i.e., whose shares are held in “street name” through an intermediary, such as a bank or broker) received a 16 digit control ID in the proxy materials previously provided to them or may obtain the control ID from their brokers.

Registered stockholders as of April 22, 2020, the record date for the Annual Meeting, may vote during the Annual Meeting by following the instructions on the Annual Meeting website once they enter the meeting. Beneficial stockholders as of the record date who wish to vote their shares at the meeting may do so by using the 16 digit control ID from the proxy materials previously provided to them or will need to obtain the control ID from their brokers. All stockholders may vote in advance of the meeting by returning the proxy card or voting instruction card previously received with their proxy materials. The “Vote My Shares” link on the meeting web site: https://www.issuerdirect.com/virtual-event/unam will be available for voting only during the meeting. Stockholders who have already voted do not need to vote again unless they wish to change their vote.

Unico has designed the virtual Annual Meeting to offer the same participation opportunities as an in-person meeting. All stockholders may submit questions during the meeting and will find instructions for doing so on the Annual Meeting website once they enter the meeting.

Further information regarding the virtual Annual Meeting and voting may be found in Unico’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 27, 2020.

About Unico:

Headquartered in Calabasas, California, Unico is an insurance holding company whose subsidiaries underwrite and market property and casualty insurance, and transact health insurance, insurance premium financing and membership association services. Unico is publicly owned and traded on the Nasdaq Global Market under the symbol UNAM.

CONTACT:

Michael Budnitsky
Chief Financial Officer
818-591-9800

SOURCE: Unico American Corporation